Exhibit 99.1

PRESS RELEASE

Open Text Receives Letter Confirming SEC has Completed Review

Waterloo, ON – June 14, 2007– Open Text™ Corporation (NASDAQ:OTEX) (TSX:OTC), a leading provider of Enterprise Content Management (ECM) software, today announced it has received a letter from the United States Securities and Exchange Commission (SEC) stating it has completed its review of the Company’s filings, including Form 10-K for the fiscal years ended June 30, 2005 and 2006, as well as Form 10-Q for the quarter ended December 31, 2006 . The letter also stated that the SEC had no further comments at this time.

About Open Text
Open Text™ is the world's largest independent provider of Enterprise Content Management software.  The Company's solutions manage information for all types of business, compliance and industry requirements in the world's largest companies, government agencies and professional service firms. Open Text supports approximately 46,000 customers and millions of users in 114 countries and 12 languages.  For more information about Open Text, visit www.opentext.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act- This news release may contain forward-looking statements which are subject to the risks and assumptions contained herein. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. Forward-looking statements in this release are not promises or guarantees and are subject to certain risks and uncertainties, and actual results may differ materially. The risks and uncertainties that may affect forward-looking statements include, among others, the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission (SEC), including the Form 10-K for the year ended June 30, 2006. You should not place undue reliance upon any such forward-looking statements, which are based on management's beliefs and opinions at the time the statements are made, and the Company does not undertake any obligations to update forward-looking statements should circumstances or management's beliefs or opinions change.

For more information, please contact:

Paul McFeeters
Chief Financial Officer
Open Text Corporation
+1-905-762-6121
pmcfeeters@opentext.com

Greg Secord
Director, Investor Relations
Open Text Corporation
+1-519-888-7111 ext.2408
gsecord@opentext.com